                                                          EXHIBIT 10.32

                            EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") IS ENTERED INTO AS OF THIS FIRST day of August, 1998 by and between On-Site Sourcing, Inc. with address of 1111 N. 19th Street, Sixth Floor, Arlington, Virginia 22209 ("OSS" or the "Company") and Edward Hook ("Mr. Hook" or the "Employee") with home address at [ILLEGIBLE]

     WHEREAS, OSS is presently in the business of providing reprographic, imaging, printing facilities management, and technology services;

     WHEREAS, OSS desires to employ the services of Mr. Hook utilizing his knowledge and expertise as a full-time employee without the distraction of employment related uncertainties and considers such employment in the best interests of the Company and its shareholders, and Mr. Hook desires to be employed full time by the Company; and

     WHEREAS, OSS and Mr. Hook desire to enter into an Agreement reflecting the terms under which Mr. Hook will be employed by the Company.

      NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and other good and valuable consideration, the adequacy of which the parties hereby acknowledge, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. TERM. This Agreement will remain in effect for a period of three years and will be renewed automatically for succeeding periods of one year unless sooner terminated as provided in sections 7 and 8 below.

     2. NATURE OF EMPLOYMENT. Mr. Hook shall be employed as a Vice President of the Document Services, Facilities Management and Imaging Divisions of the Company. Mr. Hook's duties include but are not limited to the management of these operations of the Company. Mr. Hook agrees to perform diligently and faithfully such duties and serve in the above capacity or in such capacities as the Board of Directors of OSS (the "Board") shall determine from time to time.

     3. COMPENSATION FOR SERVICES. As consideration to Mr. Hook for services rendered under this Agreement, OSS shall compensate Mr. Hook as follows:

     (a) BASE SALARY. Mr. Hook shall receive a base salary of $125,000 per year, payable monthly.

     (b) BENEFITS. The Employee shall be entitled to four weeks (20 days) paid Annual Leave per year for each of the first five (5) years of employment beginning at commencement of employment. Annual Leave shall accrue during each year but may not be carried over and accumulated in subsequent calendar years and no additional wages or salary will be paid to the Employee in lieu of Annual Leave unless approval in writing is granted by management. Any annual leave taken but not yet earned at the time of termination/resignation of employment will be deducted from the Employee's final paycheck. The Employee shall be entitled to four weeks paid annual leave each year after the fifth anniversary which is to be considered March 1, 2000. No more than one week shall be taken consecutively without the prior written approval by the Company.

     Annual Leave may be used for the purpose of vacations, visiting medical professionals, recovering from illness or other personal reasons. In the event that the Employee is required to take a disability leave of absence, any accrued annual leave will be taken at the time the leave commences. Annual Leave will not accrue in the event that a disability leave of absence or a personal leave of absence is taken. Annual Leave does not apply if leave is needed as a result of self-inflicted injury, illegal substance abuse or alcohol abuse, or illness or injury incurred while in the act of committing a felony. In the event of an illness or injury which is covered by workers' compensation insurance, the annual leave policy will not apply.

     (c) REIMBURSEMENT. Mr. Hook shall be reimbursed within fifteen (15) days for all properly documented OSS business expenses incurred by the Employee in accordance with Company policy. These expenses shall include parking expenses, travel and entertainment, mileage and cellular phone expenses to the extent these expenses are incurred in accordance with Company policy. To the extent permitted by applicable law, OSS shall treat these expenses as senior in the right of payment to any other obligation of OSS.

     (d) BONUS. Employee shall be eligible to be paid a bonus upon the following terms and conditions:

         (i) Employee's performance and the performance of the Company shall be reviewed by the Board of Directors at the end of each quarter. Based upon this quarterly review, employee shall be eligible to be paid a stock or cash bonus in an amount to be determined at the sole discretion of the Board of Directors.

         (ii) Employee shall receive a $15,000 signing bonus at the commencement of employment with Company, and $15,000 bonus at the completion of ninety days with the Company.

     (e) STOCK OPTIONS. Mr. Hook shall receive stock options to purchase 70,000 shares of the Company's common stock at $1.62 per share, the current bid price, based on the decision of the Board. The options shall vest at the end of each quarter at 5,833.33 shares per quarter for a period of three years from the date of grant. The options are cancelable upon Mr. Hook's termination from the Company for cause as defined in Section 7 below. Furthermore, the options shall inure to the benefit of the Employee's heirs and designees.

     (4) RESPONSIBILITIES OF EMPLOYEE. The responsibilities of Mr. Hook under this Agreement are as follows:

     (a) Mr. Hook agrees to serve OSS for the term of employment specified in
Section 1 above. Mr. Hook agrees to (i) devote his full business time to the business and affairs of OSS, (ii) use his best efforts to promote the interests of OSS, and (iii) perform faithfully and efficiently the responsibilities assigned to him by the Board and listed in Section 2 above.

     (b) During the term of this Agreement, Mr. Hook shall not perform services for any person or entity that competes directly or indirectly with the Company. Mr. Hook agrees to disclose in writing to the Board any non-Company business activities for which Mr. Hook receives compensation for services rendered. If the board deems such activities to be excessive and to conflict with Mr. Hook's full time commitment, the the Company shall notify Mr. Hook in writing to limit those activities to periods in which no time conflict occurs.

     (c) Mr. Hook agrees to abide by General Company Policies as the same are duly adopted by the Board from time to time, so long as such Policies do not conflict with the terms and conditions of this Agreement.

     5. RESTRICTIVE COVENANTS.

        a. COVENANT NOT TO COMPETE. Employee acknowledges as CEO and President, Employee shall be engaged, without limitation, in managing the Company and other duties set forth in paragraph 2 herein in which capacity, employee performs specialized tasks and has access to the Company's trade secrets, intellectual property and customer lists. Employee also acknowledges that the Company is currently engaged managing the Company which has reprographic, imaging, facilities management and technology facilities in the territories within a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103. Employee agrees that, during the term of his employment and for a period of one (1) year after the termination of his employment with Company, whether such termination is voluntary or involuntary, with or without cause, he shall not either directly or indirectly, for himself or through, on behalf of, or in conjunction with any other person or legal entity, perform the services of managing operations for any Company selling and/or managing reprographic, imaging, facilities management and technology accounts for any other business engaged in the provision of reprographic, imaging and/or facilities management, and technology services within the territory comprised by a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and
Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103.

         (b) NON-INTERFERENCE WITH EMPLOYEES. During the term of Employee's employment and for a period of one (1) year after the termination of his employment with the Company, whether such termination is voluntary or involuntary, with or without cause, Employee will not directly or indirectly, on his own behalf or on behalf of or in conjunction with any person or entity other that the Company, recruit, solicit, or induce or attempt to recruit, solicit or induce any employee of the Company to become employed by or to be engaged in a business which provides reprographic, imaging and/ or facilities management, and technology services within the territory comprised by a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue South, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103.

         (c) NON-SOLICITATION COVENANT. Employee agrees that during the term of his employment and for a period of one (1) year after the termination of his employment with the Company, whether such termination is voluntary or involuntary, with or without cause, Employee will not directly or indirectly, on his own behalf or on behalf of or in conjunction with any person or entity other that the Company, actively solicit the business or patronage of any of the clients, customers or accounts of the Company served by Employee during the term of his Agreement for the purpose of providing information system services to those clients and customers within the territory comprised by a twenty-five (25) mile radius of the Company's offices located in Arlington, VA at 1111 North 19th Street, Arlington, VA 22209, Baltimore, MD at 22 Light Street Baltimore, MD, New York, NY at 443 Park Avenue south, New York, NY 10016, Atlanta, GA at 1375 Peachtree Street, Atlanta, Georgia and Philadelphia, PA at 1617 JFK Boulevard, Philadelphia, PA 19103.

              (i) "Trade Secrets" shall be defined as information, without regard to form, belonging to the Company or licensed by it including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

              (ii) "Confidential Information" shall be defined as any information belonging to the Company or licensed by it other than Trade Secrets which is material to the Company and not generally known by the public.

              (iii) Employee will treat as confidential and will not, without the prior written approval of the Company, use (other than the performance of his duties of employment with the Company), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright, either during the term of Employee's employment or subsequent thereto, any information which constitutes Trade Secrets of the Company whether or not the Trade Secrets are in written or tangible form.

              (iv) Employment will treat as confidential and will not, without the prior written approval of the Company, use (other than in the performance of his duties of employment with the Company), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright any Confidential Information either during the term of his employment or for two
(2) years after termination of employment, whether voluntary or involuntary, with or without cause, and whether or not the Confidential Information is in written or other tangible form.

              (v) All records, notes, files, drawings, documents, plans and like items, and all copies thereof, relating to or containing or disclosing Confidential Information or Trade Secrets of the Company which are made or kept by Employee or which are disclosed to or come into the possession of Employee, shall be and remain the sole and exclusive property of the Company. Upon termination of employment, Employee agrees to deliver immediately to Allen Outlaw or his designee, the originals and all copies of any of the foregoing.

     6. REMEDIES. In the event of Employee's actual or threatened breach of the provisions of Paragraph 5, the Company, in addition to all other rights, shall be entitled to an injunction restraining Employee therefrom. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages from Employee. This provision shall remain in full force and effect in the event Employee should claim that the Company violated any of the terms of his Agreement. In such event, Employee agrees to pursue such claim against the Company independently of his covenants set forth in such Paragraphs.

     7. TERMINATION BY THE COMPANY. The Board of Directors may terminate the employment of Mr. Hook at any time with or without cause, and in such event the following shall apply. "Cause" for termination shall be defined as gross neglect by the Employee of his duties hereunder, willful failure by the Employee of his duties hereunder, willful failure by the Employee to perform his duties hereunder, conviction of the Employee of a felony committed during the term of this Agreement, or any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, gross malfeasance by the Employee in connection with the performance of his duties hereunder, willful engagement in conduct by the Employee which he has reason to know is materially injurious to the Company or willful refusal without proper legal cause by the Employee to perform his duties and responsibilities.

         a. In the event of termination for cause, as defined above, by OSS, all salary and other benefits paid or provided to the Employee hereunder shall cease as of the date of termination, and the Company shall have no further obligations to the Employee. Upon a finding by the Board of Directors that the Employee has willfully failed or refused to observe or perform his duties or grossly neglected his duties as specifically set forth in Section 2 and 4 hereof. OSS may terminate this agreement for cause provided that the Board of Directors has first notified the Employee on two separate occasions of such failure and has given the Employee at least thirty (30) days after each such occasion to remedy such breach of duty.

          b. In the event of termination by OSS without cause, the Company agrees to provide the Employee with the following:

             (i) Mr. Hook shall receive an amount equal to three months base salary plus the value of his other employment benefits accrued at the time of termination that Mr. Hook would have received under this Agreement but for such termination. All commission compensation for accounts closed by the Employee that remain unpaid at the time of termination will be paid to the Employee if such accounts receivable are paid to OSS within thirty days of the date of termination. No commissions shall be paid to the Employee on accounts that remain unpaid thirty days after such termination. Such amount shall be payable to Employee in one installment two weeks following termination with any additional commissions to be paid forty five days after the termination.

             (ii) "Termination without cause" shall be defined as:
termination for any reason other than "cause" (as defined previously in Section 7), continuous disability or incapacity of Mr. Hook which prevents his from performing his duties for a period of not less than three
(3) months as determined by an independent, licensed medical doctor, or death.

     8. TERMINATION BY EMPLOYEE. Employee may terminate his employment under this Agreement at any time upon thirty (30) days notice to the Company. In such event, Employee, if requested by the Company, shall continue to render his services and shall be paid his regular salary and receive his normal benefits up to the date of termination.

     9. CHANGE IN CONTROL. In the event that a change in control, as defined in Section 9 (c) occurs, the following provisions shall become effective and shall control over any other provisions of this Agreement.

         (a) All options granted to Employee shall terminate as of a date to be fixed by the Board of Directors; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to Employee, who shall have the right, during the period 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options have not as yet vested.

         (b) In the event that Employee is terminated by the Company or the successor or surviving corporation, with or without cause, within forty-five days after a change in control, employee shall receive six months pay ("Termination Payment") at the higher of the rate in effect at (i) the time of the change in control or (ii) sixty days prior to the change in control. Such Termination Payment shall be made within thirty days of the Termination.

         (c) A "change in control" with respect to the Company shall be deemed to have occurred if:

              (i) substantially all of the assets of the Company are sold, other than any such transaction following which the stockholders of the Company prior to the transaction retain at least a majority of the voting equity securities of the surviving or successor corporation;

              (ii) the Company is merged or consolidated with, or becomes a subsidiary of, another corporation, other than any such transaction following which the stockholders of the Company prior to the transaction retain at least a majority of the voting equity securities of the surviving or successor corporation;

              (iii) any "person" or "group" of persons (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or a subsidiary of the Company, and other than persons holding greater than 10% of the outstanding voting securities as disclosed in the Company's Prospectus dated July 9, 1996 and as updated by successive 13D filings, becomes the "beneficial owner" (as defined in rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or

              (iv) the resignation or removal of a majority of Board of Directors.

    10. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including by facsimile, or by recognized courier (such as Federal Express), or three (3) business days after deposit in the United States Mail, by registered or certified mail, addressed to a party at its address shown below or at such other address or facsimile number as such party may designate in writing to the other party pursuant to this section.

    11. NO WAIVER BY COMPANY. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

    12. EFFECT ON SUCCESSORS IN INTEREST. This agreement shall inure to the benefit of and be binding upon heirs, administrators, executors and successors of each of the parties hereto.

    13. ASSIGNMENT. OSS shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder, whether in whole or in part to any parent, affiliate, successor, or subsidiary organization or company of OSS or corporation with which OSS may merge or consolidate or which acquires by purchase or otherwise all or substantially all of OSS assets, but such assignment shall not release OSS from its obligations under this Agreement. The Employee shall have no right to assign this Agreement.

    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. In the event of any dispute under this Agreement, it shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association.

    15. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

    16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be amended except in writing executed by the parties hereto. The Company's execution must be by a duly authorized officer or Board member of the Company.

           EMPLOYEE STATES THAT HE HAS CAREFULLY READ THE WITHIN AND FOREGOING "EMPLOYMENT AGREEMENT" AND KNOWS AND UNDERSTANDS THE
    CONTENTS THEREOF AND THAT he IS EXECUTING THE SAME AS HIS OWN FREE ACT
                                  AND DEED.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Mr. Hook has signed this Agreement as of the date and year written above.

                                      The Company:

                                            On-Site Sourcing, Inc.
                                            1111 N 19th Street, Suite 404
                                            Arlington, Virginia 22209

                                      BY: /s/ Christopher Weiler
                                      ------------------------------
                                              Christopher Weiler
                                              Chairman

Sworn to and subscribed
before me this 4th day
               --
of August, 1998.
   ------
/s/Alexandra Touloumes
----------------------
Notary Public
My Commission Expires:
6/30/2001
-----------------------


                                      Employee:

                                      /s/ Edward Hook
                                      -------------------------------
                                      Edward Hook
                                      Address:


Sworn to and subscribed
before me this 4th day
               --
of August, 1998.
   ------
/s/Alexandra Touloumes
----------------------
Notary Public
My Commission Expires:
6/30/2001
----------------------